UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100
Novato, California 94949
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On January 7, 2015, Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) announced the appointment of Michael P. Smith, age 46, as Chief Financial Officer, effective January 12, 2015.  Mr. Smith will serve as Raptor’s principal financial and accounting officer.  Mr. Smith most recently served as Chief Financial and Business Advisor at Catalyst Biosciences, Inc., a privately-held biopharmaceutical company, from May 2012 to January 2015.  Prior to that, from September 2010 to April 2011, he was Vice President of Business Development at iPierian, Inc., a privately-held biotechnology company, and from June 2006 to July 2009, he served as Head of Business Development and Chief Financial Officer of Memory Pharmaceuticals Corporation, a publicly-held biopharmaceutical company.  Previously, from April 2004 to April 2006, Mr. Smith was Vice President of Business Development at QLT, Inc., a publicly-held biotechnology company.  Mr. Smith received his B.S. from the University of Virginia and his MBA from the Haas School of Business at the University of California, Berkeley.  None of the aforementioned corporations is a parent, subsidiary or other affiliate of Raptor.  There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Mr. Smith and any directors or executive officers of the Company.

Pursuant to the terms of an executive employment agreement, dated as of January 2, 2015, by and between Mr. Smith and the Company, effective January 12, 2015, Mr. Smith will receive an annual base salary of $350,000 and an annual performance bonus target of 40% of his base salary.  Bonus payments will be determined in the discretion of the Board of Directors or a committee thereof subject to achievement of any applicable bonus objectives and/or conditions determined by the Board of Directors or a committee thereof.  In the event of a termination without cause or constructive termination, Mr. Smith will receive: (i) severance consisting of continued base salary for 12 months following termination; (ii) premium payments under COBRA for up to 12 months; and (iii) an extension of the exercise period for all of Mr. Smith’s vested stock options or stock appreciation rights until the first anniversary of his termination of employment.  In the event of a termination without cause or constructive termination within 12 months following a change in control, Mr. Smith will receive: (i) severance in an amount equal to Mr. Smith’s annual base salary and his target annual bonus; (ii) premium payments under COBRA for up to 12 months; and (iii) 100% accelerated vesting of all Mr. Smith’s then outstanding equity awards.

Mr. Smith will also receive an initial option grant to purchase 165,000 shares of the Company’s common stock with an exercise price per share equal to the per share closing trading price of the Company’s common stock on the day preceding the date of grant.  Subject to Mr. Smith’s continued service with the Company, the option will vest with respect to 1/8th of the shares on the six-month anniversary of the grant date and 1/48th per month on each subsequent monthly anniversary of such date thereafter.

The foregoing description of Mr. Smith’s executive employment agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Smith will also enter into the Company’s form indemnity agreement for officers and directors, which provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company or its subsidiaries, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and the Company’s bylaws.  The foregoing description is qualified in its entirety by the text of the indemnity agreement, the form of which was filed with the Securities and Exchange Commission on December 15, 2009 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01              Regulation FD.

Also on January 7, 2015, the Company announced the appointment of Krishna R. Polu, M.D. as Chief Medical Officer, effective January 12, 2015.  Dr. Polu will oversee all global clinical development programs, medical affairs and other related functions.  Dr. Polu most recently served as Chief Medical Officer at CytomX Therapeutics, a privately-held biotechnology company focused on the development of Probody™ therapeutics, a novel monoclonal antibody platform for the treatment of cancer.  Prior to that, he served as Vice President of Clinical Development at Affymax, where he led multiple functions, including clinical sciences, clinical operations and drug safety/pharmacovigilance and was integral to the development and regulatory approval of the company’s first drug, OMONTYS®, a pegylated peptide for the treatment of anemia due to chronic kidney disease.  Prior to Affymax, he served as Executive Director of Global Development at Amgen and led late-stage clinical research programs across a wide range of therapeutic areas including nephrology, diabetes and heart failure and executed on several large cardiovascular outcomes trials as well as led the global clinical activities to support  commercialization for EPOGEN® and Aranesp®.  Dr. Polu received his B.A. from Stanford University and his M.D. from the University of Texas, San Antonio.  In addition, he completed an internal medicine internship and residency at the University of Colorado as well as clinical and research fellowships in nephrology and transplant at Harvard Medical School in a joint program with Brigham and Women’s Hospital and Massachusetts General Hospital.

A copy of the press release announcing the appointment of Dr. Polu and Mr. Smith is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Executive Employment Agreement, dated as of January 2, 2015, by and between Michael Smith and Raptor Pharmaceutical Corp.

99.1	Press Release dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2015	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Julie Anne Smith
	Name:	Julie Anne Smith
	Title:	President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Executive Employment Agreement, dated as of January 2, 2015, by and between Michael Smith and Raptor Pharmaceutical Corp.

99.1	Press Release dated January 7, 2015.